                                                                      EX-99.h.5.

                               SERVICING AGREEMENT
                                 ABERDEEN FUNDS

Agreement,  made as of this  __________  day of  ______________,  200__  between
Aberdeen  Funds (the  "Trust")  and_____________________,  whereby  you agree to provide certain  administrative  support services to your customers who may from time to time be the record or beneficial  owners of shares (such shares referred to herein as the  "Shares")  of the  funds  listed in  Exhibit A (each a "Fund")
subject  to the  following  terms  and  conditions:

1. Administrative Support Services

You agree to provide  administrative  support  services,  directly or through an affiliate/designee, to your customers who may from time to time own of record or beneficially a Fund's Shares. Services provided may include, but are not limited to, some or all of the  following:  (i)  processing  dividend  and  distribution payments  from  the  Fund  on  behalf  of  customers;  (ii)  providing  periodic statements  to your  customers  showing  their  positions in the Shares or share equivalents; (iii) arranging for bank wires; (iv) responding to routine customer inquiries  relating to services  performed by you; (v) providing  sub-accounting with  respect  to  the  Shares  beneficially  owned  by  your  customers  or the information  necessary for  sub-accounting;  (vi) if required by law, forwarding shareholder communications from the Fund (such as proxies,  shareholder reports, annual and semi-annual  financial statements and dividend,  distribution and tax notices) to your customers;  (vii)  forwarding to customers proxy statements and proxies containing any proposals  regarding this Agreement or the Administrative
Services  Plan related  hereto;  (viii)  aggregating  and  processing  purchase, exchange,  and  redemption  requests  from  customers  and placing net purchase, exchange,  and redemption  orders for your customers;  (ix) providing  customers with a service that invests the assets of their accounts in the Shares  pursuant to specific or  preauthorized  instructions;  (x)  establishing  and maintaining customer  accounts  and  records  related to  transactions  in the  Shares  (xi)
assisting  customers  in changing  dividend  or  distribution  options,  account designations and addresses;  or (xii) other similar services if requested by the
Funds.

In providing  administrative  support services,  you agree to follow any written guidelines or standards  relating to the  processing  of purchase,  exchange and redemption orders for your customers as we may provide to you from time to time.
All  purchase  and  redemption  orders  will be  executed  at net asset value in accordance with the terms and condition of a Fund's then current  prospectus and
Statement of Additional Information.

You and your employees will, upon reasonable request, be available during normal business  hours to  consult  with the Funds or their  designees  concerning  the performance of your responsibilities under this Agreement.

2. Office Space

You will provide  such office  space and  equipment,  telephone  facilities  and personnel  (which  may be  any  part  of the  space,  equipment  and  facilities currently  used in your  business,  or any personnel  employed by you) as may be reasonably  necessary  or  beneficial  in order to  provide  the  aforementioned services to customers.

3. Representations

Neither you nor any of your officers, employees or agents are authorized to make any representations  concerning the Funds or their Shares except those contained in our  then-current  prospectuses  or  then-current  Statements  of  Additional
Information  for such  shares,  copies of which will be  supplied  by the Fund's distributor, to you, or in such supplemental literature or advertising as may be authorized by the Funds in writing.

4. Independent Contractor

For all  purposes  of this  Agreement  you will be deemed  to be an  independent contractor,  and will have no authority to act as limited  agent for the Fund in any matter or in any  respect  except  that if you  transmit  purchase  and sale instructions  to the  Funds or its agent  after the close of the New York  Stock
Exchange,  then you will be  considered  the Fund's  agent for  purposes of Rule
22c-1 under the Investment Company Act of 1940.

5. Indemnification

By your  written  acceptance  of this  Agreement,  you agree to and do  release, indemnify and hold the Trust and the Funds harmless from and against any and all direct or indirect  liabilities or losses  resulting from requests,  directions, actions  or  inactions  of or by you  or  your  officers,  employees  or  agents regarding your responsibilities hereunder or the purchase, redemption,  transfer or registration of the Shares by or on behalf of customers.

In turn,  we agree to and do release,  indemnify  and hold you harmless from and against  any and all direct or indirect  liabilities  or losses  resulting  from directions,  actions or  inactions  of or by us or our  officers,  employees  or agents regarding our responsibilities pursuant to this Agreement.

6. Compensation

In consideration for the services and facilities provided by you hereunder,  the
Funds will pay to you, and you will accept as full payment  therefore,  a fee at the annual rate  designated  in Exhibit A of the  average  daily net assets of a
Fund's Shares owned of record or  beneficially  by your  customers  from time to time for which you provide services hereunder,  which fee will be computed daily and payable monthly. The fee rate stated above may be prospectively increased or decreased by the Fund and the investment adviser,  in their sole discretion,  at any time  upon  notice to you.  Further,  the Fund may,  in its  discretion  and without notice, suspend or withdraw the sale of such Shares,  including the sale of such Shares to you for the account of any customer(s).

7. Quarterly Reports

Any person authorized to direct the disposition of monies paid or payable by the
Funds  pursuant  to this  Agreement  will  provide to the Board of  Trustees  of
Aberdeen Funds,  (the "Trust") and the Trustees will review, at least quarterly, a written  report of the  amounts  so  expended  and the  entities  to whom such expenditures  were  made.  In  addition,  you will  furnish  the  Funds or their designees with such  information as the Funds or their  designees may reasonably request (including,  without limitation,  periodic certifications confirming the provision to customers of some or all of the  services  described  herein),  and will otherwise cooperate with the Funds and their designees (including,  without limitation,  any  auditors  designated  by the  Fund),  in  connection  with the preparation  of  reports  to the  Trust's  Board  of  Trustees  concerning  this
Agreement and the monies paid or payable by the Funds pursuant  hereto,  as well as any other reports or filings that may be required by law.

8. Non-Exclusivity

Both parties may enter into other similar  Servicing  Agreements  with any other person or persons without the other's consent.

9. Representations

By your written acceptance of this Agreement,  you represent,  warrant and agree that:  (i) in no event will any of the  services  provided by you  hereunder  be primarily  intended to result in the sale of any shares issued by the Fund; (ii)
the compensation payable to you hereunder,  together with any other compensation you receive from customers for services contemplated by this Agreement,  will to the extent required be disclosed to your customers, and will not be excessive or unreasonable  under the laws and instruments  governing your  relationships with your  customers;  and (iii) if you are  subject to laws  governing,  among other things,  the conduct of activities by federally  chartered and supervised  banks and  other  affiliated  banking  organizations,  you  will  perform  only  those activities which are consistent with your statutory and regulatory obligations.

10. Termination

This Agreement  will become  effective on the date a fully executed copy of this
Agreement  is received by the Funds or their  designee.  This  Agreement  may be terminated  at any time,  without the payment of any penalty with respect to the
Funds by the vote of a majority of the members of the Board of Trustees  and who have  no  direct  or  indirect  financial  interest  in  the  operation  of  the
Administrative Servicing Plan or in any related agreements to the Administrative
Servicing Plan  ("Disinterested  Trustees") or by a majority of the  outstanding voting  securities of the Fund on at least sixty (60) days written notice to the parties to this  Agreement,  or upon  material  breach of this  Agreement  or by either party on at least ninety (90) days written notice to the other party.

In the event  this  Agreement  is  terminated  under  the  Terms and  Conditions described in such  Agreement,  the  indemnification  provision  contained in the
Agreement  shall  continue  until the  possibilities  for  damages  or loss have expired.

11. Notices

All notices and other communications to either you, us or the Funds will be duly
given   if   mailed,   telegraphed,    telexed   or   transmitted   by   similar
telecommunications  device  to  the  address  contained  in the  "Acceptance  of
Agreement" (Section 18) portion of this Agreement.

12. Choice of Law

This  Agreement  will be construed in  accordance  with the laws of the State of
Delaware  and is  assignable  upon  written  consent by all the parties  hereto.
Amendments will be made only upon written consent by both parties and subject to the approval of the Board of Trustees of the Trust when applicable.

13. Board of Approval

This Agreement,  or form thereof, has been approved by vote of a majority of (i)
the Board of Trustees and (ii) the Disinterested  Trustees,  cast in person at a meeting called for the purpose of voting on such approval.

14. Trust Disclosure

The Trust is a statutory trust organized under the Delaware  Statutory Trust Act
(12 Del.  C.ss.3801 et seq) and under a Certificate of Trust, to which reference is hereby made and a copy of which is on file at the office of the  Secretary of
State of Delaware as required by law, and to any and all  amendments  thereto so filed or hereafter  filed.  Pursuant to Section  3804 of the Delaware  Statutory
Trust Act, the debts,  liabilities,  obligations,  costs, charges,  reserves and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Fund,  whether such Fund is now authorized and existing  pursuant to the governing  instrument of the Trust or is hereafter  authorized  and existing pursuant to said governing  instrument,  shall be enforceable against the assets associated  with  such  Fund  only,  and not  against  the  assets  of the Trust generally or any other Fund thereof,  and,  except as otherwise  provided in the governing instrument of the Trust, none of the debts, liabilities,  obligations, costs,  charges,  reserves and expenses  incurred,  contracted  for or otherwise existing with respect to the Trust  generally or any other Fund thereof shall be enforceable against the assets of such Fund.

The obligation of the Trust and the Funds  hereunder are not personally  binding upon nor shall  resort be had to the private  property  of any of the  trustees, shareholders,  officers,  employees  or agents of the Trust but only the Trust's property allocable to the particular share class shall be bound.

15. Complete Agreement

This  Agreement  constitutes  the entire  agreement  of the parties  hereto with respect to the matters covered by this Agreement.  This Agreement supersedes any and all prior  understandings,  written or oral,  between the parties and may be amended at any time and from time to time by written  agreement  of the  parties hereto  subject to the  approval  of the Board of  Trustees  of the Trust,  when applicable.  Notwithstanding  the  foregoing,  the Trust may amend or modify the
Exhibits  incorporated  herein,  as  provided  throughout  this  Agreement,   by
providing  new  exhibits  to you.  However,  such  amendment  shall only  become effective and part of this  Agreement  and be considered  binding upon the first transaction by you under the new exhibits.

16. Privacy Program

Each party of this Agreement  agrees to protect  Customer  Information  (defined
below)  and  to  comply  as  may  be   necessary   with   requirements   of  the
Gramm-Leach-Bliley  Act, the  relevant  state and federal  regulations  pursuant thereto,  including  Regulation  S-P, and state  privacy laws (all the foregoing referred to as "Privacy Law").

Customer  Information  means any  information  contained on an  application of a customer  ("Customer")  of the Funds or other  form and all  nonpublic  personal information  about a  Customer  that a party  receives  from  the  other  party.
Customer  Information  includes,  by way of example  and not  limitation,  name, address,  telephone number,  social security number,  date of birth and personal financial information.

The parties shall  establish and maintain  safeguards  against the  unauthorized access,  destruction,  loss or  alteration  of  Customer  Information  in  their control, which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper  disclosure of any
Customer Information,  the party responsible for the disclosure will immediately notify the other party.

The  provisions of this Privacy  Program shall  survive the  termination  of the
Agreement.

17. Anti-Money Laundering Program

We will rely upon you to establish a written Anti-Money  Laundering Program (the
"Program") to include  policies,  procedures,  and controls that comply with the
Uniting and  Strengthening  America by Providing  Appropriate  Tools Required to
Intercept and Obstruct  Terrorism Act (USA Patriot Act) of 2001, ("the ACT") and
the Bank Secrecy Act of 1970 ("BSA"). Each party to this Agreement acknowledges, represents,  and  warrants  that  each  party has  adopted  and  implemented  an
Anti-Money Laundering Program that complies and will continue to comply with all aspects  and  requirements  of the  ACT,  the  BSA,  and  all  other  applicable anti-money laundering laws and regulations.

Upon request,  you shall  promptly  certify to having such Program that complies with and continues to comply with all aspects and  requirements  of the ACT, the
BSA, and all other applicable  federal,  state and local  anti-money  laundering laws and regulations.

Your Program shall include,  and the Trust's  distributor  shall rely upon, your policies,  procedures  and  controls  to,  among  other  things,  (i) verify the identity  (due  diligence)  of your  customers,  (ii)  maintain  records  of the information  used to identify your  customer,  (iii)  determine if your customer appears on lists of known or suspected  terrorists or  associated  with known or terrorists organizations (said customer hereinafter referred to as a "Prohibited
Customer"),  and (iv) to ensure that that Prohibited Customers and foreign shell banks do not maintain investments in any Fund.

Your Program shall also comply with the Customer  Identification Program ("CIP")
for customers who open accounts on or after October 1, 2003, and as such,  shall among other  matters  provide for the  release of  customer  information  to law enforcement agencies, and the filing of Suspicious Activity Reports ("SARs"), as and if  applicable,  and in accordance  with the ACT. In addition,  your Program also shall include procedures for fulfilling the currency reporting requirements of the ACT and the BSA, as and if applicable.

The  provisions  of  this  Anti-Money   Laundering  section  shall  survive  the
termination of the Agreement.

18.      Acceptance of Agreement

If you agree to be legally  bound by the  provisions of this  Agreement,  please sign a copy of this Agreement here indicated below and promptly return it to the
Fund's designee, Aberdeen Fund Distributors LLC ("Distributor"),  to the address below:

Aberdeen Fund Distributors LLC
Attention:___________________
_____________________________
_____________________________

This Agreement  will become  effective on the date a fully executed copy of this
Agreement is received by our designee.

Accepted by:

____________________________
Name:
Title:
Aberdeen Funds
Date:  _________________________

Accepted and Agreed to:

By:      _________________________
Name:    _________________________
Title:   _________________________
Company: _________________________
Date:    _________________________

                                    Exhibit A

Aberdeen Select Equity Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Select Growth Fund
Aberdeen Select Worldwide Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen International Equity Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Growth Fund
Aberdeen Small Cap Value Fund
Aberdeen Tax-Free Income Fund

o    Administrative Servicing Fees

     The servicing fee shall be ____%

Acknowledgement:                            Dealer:

Aberdeen Funds
_______________________
c/o____________________[Distributor]
_______________________
_______________________

x _______________________________           x _______________________________
By:                                         By: